EXHIBIT 99.1

Company Contact:	Investor Relations Contact:
Michael Anthofer	Moriah Shilton
Chief Financial Officer	Sr. Director, Investor Relations
408-321-6711	408-321-6713

TESSERA TECHNOLOGIES ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 RESULTS

San Jose, Calif.,- Jan. 26, 2012 – Tessera Technologies, Inc. (Nasdaq: TSRA) (the “Company” or “we”) announced its results for the fourth quarter and full year ended Dec. 31, 2011.

“2011 was a year of change and progress for the Company,” stated Robert A. Young, chief executive officer and president, Tessera Technologies, Inc. “We made major changes to our executive team and board of directors, including a new CEO, new chairman of the board, and two new board members. The president of Tessera Intellectual Property Corp., Rich Chernicoff, led the successful renewal of two key DRAM licenses in the fourth quarter. Under the guidance of Bob Roohparvar, the president of DigitalOptics Corporation, we have made great strides. Notably, our MEMS technology has met and exceeds the performance and reliability requirements based on test criteria from multiple Tier 1 mobile phone makers. The MEMS actuator is now on track for a crucial design win in the first half of 2012. We look forward to sharing our continued success with our investors in 2012.”

Full Year Ended Dec. 31, 2011

•	Total revenues were $254.6 million.

•	Intellectual Property (formerly Micro-electronics) segment revenues were $213.4 million.

•	DigitalOptics (formerly Imaging & Optics) segment revenues were $41.2 million.

The Company had a GAAP net loss of $19.3 million, or ($0.38) per basic share for 2011, which included a third quarter goodwill impairment charge of $49.7 million, all of which related to the DigitalOptics segment. 2011 Non-GAAP net income was $60.7 million, or $1.15 per diluted share.

Fourth Quarter 2011

•	Total revenues were $56.7 million.

•	Intellectual Property segment revenues were $49.0 million.

•	DigitalOptics segment revenues were $7.7 million.

Total revenue for the fourth quarter of 2011 was $56.7 million, compared to $80.4 million of total revenue in the fourth quarter of 2010. Intellectual Property revenue for the fourth quarter of 2011 was $49.0 million, compared to $71.2 million in the prior year fourth quarter. Fourth quarter 2011 Intellectual Property revenues were down approximately $6.2 million, or 11% as compared to the fourth quarter of 2010, when excluding one-time items and the impact of volume pricing adjustments Tessera, Inc. has with two of its major DRAM manufacturer licensees. DigitalOptics total revenue was $7.7 million, compared to fourth quarter 2010 DigitalOptics revenue of $9.2 million.

Generally accepted accounting principles (GAAP) net income for the fourth quarter of 2011 was $2.6 million, or $0.05 per diluted share, which included non-cash charges of $5.3 million for stock-based compensation and $4.8 million for amortization of acquired intangibles.

Non-GAAP net income for the fourth quarter of 2011 was $9.7 million or $0.18 per diluted share. Non-GAAP net income is defined as income and operating expenses adjusted for acquired intangibles amortization, charges for acquired in-process research and development, stock-based compensation expense, impairment charges on long-lived assets and goodwill, and related tax effects.

Balance Sheet

Cash, cash equivalents and investments were $492.4 million at Dec. 31, 2011, a decrease of $43.2 million from Sept. 30, 2011 due primarily to the purchase of $58.2 million of intellectual property in the fourth quarter. For the year 2011, cash, cash equivalents and investments increased $17.4 million, resulting primarily from net cash provided by operating activities of $80.0 million, offset by purchases of $66.7 million of intellectual property.

Prepared Remarks and Conference Call Information

Concurrently with the publication of its earnings press release, the Company will post to its website management’s prepared remarks regarding the Company’s quarterly performance. These prepared remarks are being made available in order to provide the investment community with additional time to analyze the Company’s results prior to the conference call. The fourth quarter 2011 earnings conference call will include brief remarks from management, followed by a Q&A session.

The Company will hold its fourth quarter 2011 earnings conference call at 2:00 P.M. Pacific (5:00 P.M. Eastern) today. To access the call in the U.S., please dial 877-290-8631, and for international callers dial 706-643-3789 approximately 10 minutes prior to the start of the conference call. The conference call will also be broadcast live over the Internet.

Safe Harbor Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s financial results, the impact of changes to the executive management and the board of directors, expected design wins relating to the MEMS actuator, the expansion of the Company’s technology licensing expertise and business, including with respect to the Company’s IP portfolio and the renewal of licenses with major licensees, the characteristics, benefits, advantages, features, disruptive qualities and potential of the Company’s technologies and products, and the impact of volume pricing adjustments in our Intellectual Property reporting segment. Material factors that may cause results to differ from the statements made include changes to the plans or operations relating to the Company’s businesses, market or industry conditions; the future expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or any invalidation or limitation of key patents; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt technologies covered by the Company’s patents; and the future expiration of the Company’s patents. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010 and Form 10-Q for the period ended Sept. 30, 2011, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies, Inc.

Tessera Technologies, Inc. is a holding company for two businesses. The Company’s Intellectual Property reporting segment (formerly known as Micro-electronics) is a patent licensing business that owns patents generated in over 20 years of semiconductor packaging research and development. The Company’s other reporting segment, DigitalOptics (formerly known as Imaging & Optics), offers camera module solutions that provide cost-effective, high-quality camera features, including extended depth of field (EDoF), zoom, image enhancement, optical image stabilization and MEMS-based auto-focus. These technologies can be applied to mobile and wireless products as well as vertical markets such as, automotive, medical and security. Tessera Intellectual Property Corp. manages the operations of the Company’s Intellectual Property reporting segment, including the patent portfolios of Tessera, Inc. and Invensas Corporation. The Company’s DigitalOptics reporting segment is operated through DigitalOptics Corporation and its subsidiaries. The Company is headquartered in San Jose, California. For more information call 1.408.321.6000 or go to www.tessera.com.

Tessera, Tessera, Inc., the Tessera logo, DigitalOptics Corporation, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Additional Information and Where to Find It

The Company, its directors and certain executive officers and employees may become participants in the solicitation of proxies from stockholders in connection with the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the Annual Meeting (the “2012 Proxy Statement”).

Robert J. Boehlke, John B. Goodrich, David C. Nagel, Kevin G. Rivette, Anthony J. Tether, and Robert A. Young, all of whom are members of the Company’s Board of Directors, and Michael Anthofer, Executive Vice President and Chief Financial Officer, Bernard J. Cassidy, Executive Vice President, General Counsel and Secretary and Moriah Shilton, Senior Director, Investor Relations, may become participants in the Company’s solicitation. Information regarding the Company’s directors’ and executive officers’ respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement relating to the 2011 annual meeting of stockholders. No other participants own in excess of 1% of the Company’s common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY

AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://ir.tessera.com/sec.cfm) or by writing to the Secretary, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, California 95134.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the Company’s earnings release contains non-GAAP financial measures adjusted for either one-time or ongoing non-cash acquired intangibles amortization charges, acquired in-process research and development, all forms of stock-based compensation, impairment charges on long-lived assets and goodwill, and related tax effects. The non-GAAP financial measures also exclude the effects of FASB Accounting Standards Codification 718, “Stock Compensation” upon the number of diluted shares used in calculating non-GAAP earnings per share. Management believes that the non-GAAP measures used in this release provide investors with important perspectives into the Company’s ongoing business performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Set forth below are reconciliations of non-GAAP net income to the Company’s reported GAAP net income.

-Tables follow-

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Royalty and license fees	$54,270	$76,373	$237,201	$279,623
Product and service revenues	2,461	4,070	17,375	21,770

Total revenues	56,731	80,443	254,576	301,393

Operating expenses:
Cost of revenues	7,026	5,304	23,493	21,777
Research, development and other related costs	19,888	19,176	75,976	74,098
Selling, general and administrative	20,707	20,859	83,378	79,300
Litigation expense	7,091	6,199	29,354	21,892
Impairment of long-lived assets	(569)	3,505	(569)	3,505
Restructuring and other charges	252	—	5,249	—
Impairment of goodwill	—	—	49,653	—

Total operating expenses	54,395	55,043	266,534	200,572

Operating income (loss)	2,336	25,400	(11,958)	100,821
Other income and expense, net	619	925	2,643	2,604

Income (loss) before taxes	2,955	26,325	(9,315)	103,425
Provision for income taxes	317	12,817	9,985	46,079

Net income (loss)	$2,638	$13,508	$(19,300)	$57,346

Basic and diluted net income (loss) per share:

Net income (loss) per share - basic	$0.05	$0.27	$(0.38)	$1.15

Net income (loss) per share - diluted	$0.05	$0.27	$(0.38)	$1.14

Weighted average number of shares used in per share calculations - basic	51,517	50,405	51,082	50,070

Weighted average number of shares used in per share calculations - diluted	51,678	50,942	51,082	50,450

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010*
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$55,758	$69,268
Short-term investments	436,687	405,737
Accounts receivable, net	8,599	11,797
Inventories	1,574	1,852
Short-term deferred tax assets	1,919	7,126
Other current assets	13,665	9,900

Total current assets	518,202	505,680

Property and equipment, net	36,319	42,121
Intangible assets, net	141,326	89,956
Long-term deferred tax assets	21,823	21,877
Other assets	2,484	2,567
Goodwill	—	49,653

Total assets	$720,154	$711,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,203	$4,765
Accrued legal fees	6,110	5,088
Accrued liabilities	20,824	21,161
Deferred revenue	2,610	5,754

Total current liabilities	36,747	36,768

Long-term deferred tax liabilities	4,083	4,627
Other long-term liabilities	5,017	5,876

Stockholders’ equity:
Common stock	52	51
Additional paid-in capital	466,325	437,027
Treasury stock	(10,505)	(10,505)
Accumulated other comprehensive income	24	299
Retained earnings	218,411	237,711

Total stockholders’ equity	674,307	664,583

Total liabilities and stockholders’ equity	$720,154	$711,854

*	Derived from audited financial statements

TESSERA TECHNOLOGIES, INC.

RECONCILIATION TO NON-GAAP INCOME FROM GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP net income (loss)	$2,638	$13,508	$(19,300)	$57,346
Adjustments to GAAP net income (loss):
Stock-based compensation—cost of revenues	119	147	458	579
Stock-based compensation—research, development and other related costs	1,685	2,727	8,233	10,937
Stock-based compensation—selling, general and administrative	3,516	3,950	16,879	16,479
Amortization of acquired intangibles—cost of revenues	1,702	1,706	6,819	6,825
Amortization of acquired intangibles—research, development and other related costs	1,455	760	3,820	2,885
Amortization of acquired intangibles—selling, general and administrative	1,618	1,534	6,684	4,985
Impairment of long-lived assets	(569)	3,505	(569)	3,505
Impairment of goodwill	—	—	49,653	—
Tax adjustments for non-GAAP items	(2,513)	(4,739)	(12,016)	(12,336)

Non-GAAP net income	$9,651	$23,098	$60,661	$91,205

Non-GAAP net income per common share—diluted	$0.18	$0.44	$1.15	$1.77

Weighted average number of shares used in per share calculations excluding the effects of FAS 123R—diluted	52,708	52,509	52,549	51,503

TESSERA TECHNOLOGIES, INC.

CONSOLIDATED REVENUE DETAILS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenues:
Intellectual Property Segment
Royalty and license fees	$48,998	$71,128	$213,412	$264,030
Past production payments	—	—	—	—
Product and service revenues	—	70	—	70

Total Intellectual Property revenues	48,998	71,198	213,412	264,100
DigitalOptics Segment
Royalty and license fees	5,272	5,245	23,789	15,593
Product and service revenues	2,461	4,000	17,375	21,700

Total DigitalOptics revenues	7,733	9,245	41,164	37,293

Total revenues	$56,731	$80,443	$254,576	$301,393